UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2017

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue, Parris Building 34, Navy Yard Plaza Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 259-1970

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

On September 28, 2017, ZIOPHARM Oncology, Inc., or the Company, issued an inducement award in the form of an option to purchase 500,000 shares of the Company’s common stock, par value $0.001 per share, to David Mauney, M.D. in connection with his appointment as the Company’s Executive Vice President and Chief Business Officer. The Compensation Committee of the Company’s Board of Directors, or the Compensation Committee, granted the inducement award to Dr. Mauney outside of, but subject to the terms generally consistent with, the Company’s 2012 Equity Incentive Plan, as amended, or the 2012 Plan, as a material inducement to Dr. Mauney’s acceptance of employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4).

The inducement award is exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder. The Company intends to file a registration statement on Form S-8 with the Securities and Exchange Commission to register the shares underlying the inducement award.

The disclosure in Item 5.02 of this Current Report on Form 8-K regarding the issuance of the inducement award to Dr. Mauney is incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President and Chief Business Officer

On September 28, 2017, the Company announced the appointment of Dr. Mauney as the Company’s Executive Vice President and Chief Business Officer, effective immediately.

Prior to joining the Company, Dr. Mauney, age 49, served as managing director of Harvest Capital Strategies LLC, where he had worked since 2015. From 2000 to 2015, Dr. Mauney served as managing director of De Novo Ventures, a health care investment firm he co-founded. Dr. Mauney holds a B.A. from Duke University and an M.D. from Dartmouth Medical School.

Dr. Mauney does not have a family relationship with any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer, and there are no arrangements or understandings between Dr. Mauney and any other person pursuant to which Dr. Mauney was selected to serve as the Company’s Executive Vice President and Chief Business Officer. There are no relationships or transactions between Dr. Mauney and the Company that would be required to be disclosed under Item 404(a) of Regulation S-K.

Offer Letter and Other Compensatory Arrangements

In connection with his appointment as the Company’s Executive Vice President and Chief Business Officer, the Company and Dr. Mauney entered into an offer letter, or the Offer Letter, setting forth the terms of Dr. Mauney’s employment with the Company. The Offer Letter does not provide for a specified term of employment and Dr. Mauney’s employment is on an at-will basis, subject to the payment of severance in certain circumstances as described below.

Under the Offer Letter, Dr. Mauney will receive an initial base salary of $400,000, which is subject to an annual performance review by the Compensation Committee. In addition, Dr. Mauney will be eligible to receive an annual discretionary performance bonus for each calendar year during which he is employed under the Offer Letter. The target amount of the performance bonus will be equal to 35% of Dr. Mauney’s then-current base salary, with the actual bonus amount for the applicable calendar year to be recommended annually by the Compensation Committee for formal Board approval. Dr. Mauney is also eligible to participate in the Company’s employee benefit, welfare and other plans generally available to the other executives of the Company, as may be maintained by the Company from time to time. Concurrently with the entry into the Offer Letter, the Company and Dr. Mauney entered into the Company’s standard form of indemnification agreement.

In connection with the execution of the Offer Letter, the Company and Dr. Mauney entered into a severance agreement, or the Severance Agreement. Pursuant to the terms of the Severance Agreement, if Dr. Mauney is terminated by the Company for a reason other than retirement, death, disability or Cause (as defined in the Severance Agreement), then Dr. Mauney will be entitled to receive a severance payment equal to six months of Dr. Mauney’s annualized base salary at the time of termination, payable in a lump sum, subject to Dr. Mauney’s execution of a general release in favor of the Company. In addition, in the event of a termination by the Company for a reason other than Cause, the Company will continue to pay its portion of the contributions for Dr. Mauney’s medical and dental insurance coverage for six months following the date of termination.

As a material inducement to Dr. Mauney’s acceptance of employment with the Company, the Compensation Committee approved the grant to Dr. Mauney of an option to purchase 500,000 shares of the Company’s common stock, or the Inducement Award, with a per share exercise price equal to $6.19, the closing price of the Company’s common stock on the NASDAQ Capital Market on the grant date of September 28, 2017. The Inducement Award has a ten-year term and will vest with respect to one-third of the shares subject to the Inducement Award on the first anniversary of the grant date and with respect to the remaining two-thirds in two annual installments on each of the second and third anniversaries of the grant date, subject to Dr. Mauney’s continuous service with the Company through each applicable vesting date. The Inducement Award is being granted outside of the 2012 Plan, but is subject to a stand-alone inducement award option agreement, or the Inducement Award Agreement, with terms generally consistent with the 2012 Plan, as a material inducement to Dr. Mauney’s acceptance of employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4). In the event of an Unaffiliated Change of Control of the Company (as defined in the Inducement Award Agreement), and the termination of Dr. Mauney’s employment without Cause (as such term is defined in the then effective written employment agreement or severance agreement between Dr. Mauney and the Company or the Company’s successor, or if no such agreement exists, as defined in the 2012 Plan) (x) within eighteen (18) months following the occurrence of an Unaffiliated Change of Control or (y) within ninety (90) days prior to and in connection with the occurrence of an Unaffiliated Change in Control, then all remaining unvested shares subject to the Inducement Award shall vest and become immediately exercisable in full.

The foregoing descriptions of the Offer Letter, the Severance Agreement and the Inducement Award Agreement are not complete and are qualified in their entireties by reference to the full texts of the Offer Letter, the Severance Agreement and the Inducement Award Agreement, copies of which are filed herewith as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated by reference herein.

A copy of the Company’s press release announcing Dr. Mauney’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Offer Letter by and between ZIOPHARM Oncology, Inc. and David M. Mauney, M.D.

10.2	Severance Agreement by and between ZIOPHARM Oncology, Inc. and David M. Mauney, M.D.

10.3	Inducement Award Agreement by and between ZIOPHARM Oncology, Inc. and David M. Mauney, M.D.

99.1	Press release dated September 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

	By:	/s/ Kevin G. Lafond
Date: September 28, 2017		Name: Kevin G. Lafond
Title: Vice President, Chief Accounting Officer and Treasurer